Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Announces $1.5 Billion Private Placement of 8% Perpetual Series A Convertible Preferred Units

PAA’s General Partner Also Agrees to Modify IDRs

Houston — January 12, 2016 - Plains All American Pipeline, L.P. (NYSE: PAA) today announced that it has received binding commitments for the purchase of approximately $1.5 billion of equity capital.  The purchasers will acquire approximately 56 million units of a newly authorized series of 8% Perpetual Series A Convertible Preferred Units (the “Preferred Units”) at a price of $26.25 per unit.  The Preferred Units will bear an annual distribution of $2.10 per unit. After two years, the Preferred Units are convertible at the purchasers’ option into PAA common units on a one for one basis (subject to customary anti-dilution adjustments), and are convertible at PAA’s option in certain circumstances after three years.  Closing of the transaction is scheduled to occur prior to the end of January 2016.

The net proceeds, after deducting offering expenses and including the general partner’s proportionate 2% equity contribution, are approximately $1.5 billion.  PAA expects to use the proceeds for capital expenditures, repayment of debt, and general partnership purposes. The primary purchasers include affiliates of EnCap Investments L.P., EnCap Flatrock Midstream, The Energy Minerals Group, Kayne Anderson Capital Advisors, L.P., and First Reserve Advisors, L.L.C.

In connection with this transaction, PAA’s general partner agreed to modify its incentive distribution rights (“IDRs”).  As a result of this modification, when the Preferred Units convert into PAA common units, the IDRs associated with the resulting common units will only participate in distribution growth above PAA’s current distribution level of $2.80 per converted common unit.  Assuming all Preferred Units convert into PAA common units, the modification represents a permanent IDR reduction of approximately $90 million per year.

“We believe this transaction is extremely positive for PAA and all of its stakeholders,” said Greg Armstrong, Chairman and Chief Executive Officer.  “This ‘one and done’ transaction enables PAA to accomplish a number of objectives, including:

•                  Immediately strengthen PAA’s balance sheet and liquidity;

•                  Reinforce PAA’s commitment to maintaining mid-to-high BBB and Baa credit ratings and fund its capital program in a very debt friendly manner;

•                  Satisfy PAA’s equity financing needs for all of 2016 and, in all material respects, all of 2017;

•                  Address concerns about PAA’s ability to sustain its distribution;

•                  Resolve investor concerns about PAA’s need to routinely access equity capital markets; and

•                  Substantially insulate PAA from further capital market disruptions.”

In a separate release, PAA also announced a quarterly cash distribution of $0.70 per limited partner unit ($2.80 per unit on an annualized basis), and Plains GP Holdings (NYSE: PAGP)  announced a quarterly cash distribution of $0.231 per Class A share ($0.924 per Class A share on an annualized basis).   Both distributions are unchanged from the quarterly distributions paid in November 2015.

PAA will conduct a conference call on Tuesday, January 12, 2016 to discuss the Preferred Unit transaction and PAA’s outlook for 2016 and beyond.  The conference call will be held at 10:00 a.m. ET (9:00 a.m. CT).

Conference Call Access Instructions

Access to the live conference call is available by dialing toll free (800) 230-1085. International callers should dial (612) 288-0329.  No password is required.  To access the slide presentation accompanying the conference call, please go to www.plainsallamerican.com, navigate to “Investor Relations,” select “PAA,” then “News & Events,” and then “Conference Calls.” The slide presentation will be available a few minutes prior to the call at the above referenced website.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701, or (320) 365-3844 for international callers, and enter replay access code 383873. The replay will be available beginning Tuesday, January 12, 2016, at approximately 12:30 p.m. ET and will continue until 12:59 a.m. ET on February 12, 2016.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

This press release is neither an offer to sell nor a solicitation of an offer to purchase the securities described herein.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, natural gas liquids (“NGL”), natural gas and refined products. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles over 4.4 million barrels per day of crude oil and NGL in its Transportation segment. PAA is headquartered in Houston, Texas.

Plains GP Holdings, L.P. is a publicly traded entity that owns an interest in the general partner and incentive distribution rights of Plains All American Pipeline, L.P., one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements.

These risks and uncertainties include, among other things, failure to implement or capitalize, or delays in implementing or capitalizing, on planned growth projects; declines in the volume of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves, whether from reduced cash flow to fund drilling or the inability to access capital, or other factors; the effects of competition; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the currency exchange rate of the Canadian dollar; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; weather interference with business operations or project construction, including the impact of extreme weather events or conditions; the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; increased costs, or lack of availability, of insurance; non-utilization of our assets and facilities; the effectiveness of our risk management activities; shortages or cost increases of supplies, materials or labor; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; risks related to the development and operation of our assets, including our ability to satisfy our contractual obligations to our customers; inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

Contact:	Ryan Smith
Director, Investor Relations
(866) 809-1291